UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2013 (January 23, 2013)

NEW JERSEY RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	001-8359 (Commission File Number)	22-2376465 (IRS Employer Identification No.)

1415 Wyckoff Road Wall, New Jersey		7,719
(Address of principal executive offices)		(Zip Code)

(732) 938-1480
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.
The 2013 Annual Meeting of Shareholders (the “Annual Meeting”) of New Jersey Resources Corporation (the “Company”) was held on January 23, 2013. At the Annual Meeting, of the 41,689,123 shares outstanding and entitled to vote as of the record date, 35,249,634 shares were represented, constituting an 84.6% quorum. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting were as follows:

Item 1:    The Company's Board of Directors (the “Board”) nominated five directors for election to the Board at the Annual Meeting. Mr. Lawrence R. Codey, Mr. Laurence M. Downes, Mr. Robert B. Evans and Mr. Alfred C. Koeppe were each re-elected to serve until the Company's 2016 Annual Meeting or until their respective successors are elected and qualified, and Ms. Sharon C. Taylor, was elected to serve until the Company's 2014 Annual Meeting or until her successor is elected and qualified, by the votes set forth in the table below:

Nominee	For	Withheld	Broker Non-Votes
Lawrence R. Codey	28,462,541	407,531	6,379,562
Laurence M. Downes	28,169,711	700,361	6,379,562
Robert B. Evans	28,190,189	679,883	6,379,562
Alfred C. Koeppe	28,169,716	700,356	6,379,562
Sharon C. Taylor	28,491,135	378,937	6,379,562

The terms of office of the following directors continued after the Annual Meeting: Jane M. Kenny, David A. Trice, Donald L. Correll, Rev. M. William Howard, Jr., J. Terry Strange and George R. Zoffinger.

Item 2: The shareholders approved a non-binding advisory resolution approving the compensation of our named executive officers, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
27,060,718	1,533,218	276,136	6,379,562

Item 3: The appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2013, was ratified by the shareholders, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
34,761,748	385,144	102,742	—

Item 4: Shareholders also re-approved the material terms of the performance goals under the Company's 2007 Stock Award and Incentive Plan, pursuant to Section 162(m) of the Internal Revenue Code, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
23,258,179	544,482	270,580	9,034,561

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW JERSEY RESOURCES CORPORATION
Date: January 25, 2013
By :/s/ Glenn C. Lockwood
Glenn C. Lockwood Executive Vice President and Chief Financial Officer